UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 5, 2007

FOREFRONT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-29707	65-0910697
(Commission File Number)	(IRS Employer Identification No.

835 Bill Jones Industrial Drive

Springfield, Tennessee 37172

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 384-1286

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2007, ForeFront Holdings, Inc. (the “Company”) received the resignation of Randall J. Frapart as the Company’s Executive Vice President and Chief Financial Officer, effective immediately. Mr. Frapart’s resignation is for personal reasons and to pursue other opportunities. Richard M. Gozia, Chairman of the Board and Interim Chief Executive Officer of the Company, has assumed the role of Interim Chief Financial Officer while the Board of Directors determines the appropriate course of action to obtain a replacement Chief Financial Officer. For a description of Mr. Gozia’s background, compensatory arrangements and transactions with the Company in which Mr. Gozia had a direct or indirect material interest, see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission on November 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREFRONT HOLDINGS, INC.

Date: December 11, 2007	By:	/s/ Richard M. Goiza
Richard M. Goiza
Interim Chief Executive Officer